Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Altair Nanotechnologies Inc. on Form S-8 of our report dated March 11, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the uncertainty that the Company will be able to continue as a going concern) appearing in the Annual Report on Form 10-K of Altair Nanotechnologies Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
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    DELOITTE & TOUCHE LLP

    Salt Lake City, Utah
    April 9, 2003